EXHIBIT 5.1

Stradling Yocca Carlson & Rauth LLP 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

March 26, 2025

VolitionRx Limited

1489 West Warm Springs Road, Suite 110

Henderson, Nevada  89014

Re:	Shares of Common Stock and Warrants of VolitionRx Limited

Ladies and Gentlemen:

We have acted as counsel for VolitionRx Limited, a Delaware corporation (the “Company”), in connection with the offering by the Company of (i)  4,102,723 shares (the “Shares”) of common stock, par value $0.001 (the “Common Stock”), (ii) common stock purchase warrants to purchase 1,739,087 shares of Common Stock (the “ “Warrants”), and (iii) up to 1,739,087 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”, and collectively with the Shares and the Warrants, the “Securities”) (the “Offering”).

The Securities are to be issued pursuant to the (i) registration statement on Form S-3 (Registration Statement No. 333-259783) (as such may be amended or supplemented from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 24, 2021, as amended on November 4, 2021, and as declared effective by the Commission on November 8, 2021, (ii) base prospectus included in the Registration Statement (as such may be amended or supplemented from time to time, the “Base Prospectus”), (iii) final prospectus supplement dated March 24, 2025, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), (iv) Securities Purchase Agreement, dated March 24, 2025 (the “Purchase Agreement”), by and among the Company and the purchasers named therein, and (v) Warrants, dated March 26, 2025 entered into by the Company. You have requested our opinion with respect to certain matters in connection with the Offering.

In connection with the preparation of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the corporate and organizational documents of the Company, including the Certificate of Incorporation, as amended through the date hereof, and the Bylaws of the Company, as amended through the date hereof, (b) the resolutions (the “Resolutions”) of the Board of Directors of the Company and audit committee of the Board of Directors with respect to the issuance and sale of the Securities, (c) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof, and (d) an executed copy of the Purchase Agreement and exhibits thereto. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of certain officers of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

VolitionRx Limited

March 26, 2025

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i)

Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)

Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)

We express no opinion as to any provision of the Warrants that: (a) provide for liquidated damages, buy-in damages, monetary penalties, or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, or (f) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

With respect to Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of the Company's Common Stock, future issuances of securities, including the Warrants, of the Company and/or adjustments to outstanding securities, including Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants, respectively) will not be adjusted to an amount below the par value per share of the Common Stock.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein we are of the opinion that:

(a) The Shares have been duly authorized by the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Resolutions, the Purchase Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

(b) The Warrants have been duly authorized by the Company and, when duly executed by the Company and duly delivered to the purchasers thereof, against payment therefor in the manner contemplated by the Resolutions, the Registration Statement, the Prospectus, the Purchase Agreement, and the Warrants, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

VolitionRx Limited

March 26, 2025

(c) The Warrant Shares have been duly authorized by the Company and, when issued upon exercise of the Warrants, and delivered by the Company against receipt of the exercise price therefor, in the manner described in the Registration Statement, the Prospectus and the Warrants, will be validly issued, fully-paid and non-assessable.

We render this opinion only with respect to the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion herein concerning the application or effect of the laws of any other jurisdiction. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement and any amendments thereto. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

[Signature Page Follows]

VolitionRx Limited

March 26, 2025

This opinion is intended solely for use in connection with the issuance and sale of the Securities pursuant to the Registration Statement, the Prospectus, the Purchase Agreement, and the Warrants, and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH LLP

/s/ Stradling Yocca Carlson & Rauth LLP